CONSENT OF INDEPENDENT ACCOUNTANTS

Board of Trustees and Shareholders
Putnam Tax Exempt Income Fund:

We consent to the use of our report dated November 17, 2003, incorporated in this Registration Statement by reference, to the Putnam Tax Exempt Income Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectuses and "INDEPENDENT AUDITORS AND FINANCIAL STATEMENTS" in the St of Additional Information.


                                 /s/ KPMG LLP


Boston, Massachusetts
January 26, 2004